0197998.02

      As filed with the Securities and Exchange Commission on July 9, 1996

                                                  Registration No. 333-_________

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                          TODHUNTER INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

      STATE OF DELAWARE                                    59-1284057
- ----------------------------                   ---------------------------------
(State or Other Jurisdiction                   (IRS Employer Identification No.)
    of Incorporation or
       Organization)
                        222 Lakeview Avenue, Suite 1500
                         West Palm Beach, Florida 33401
              (Address of Principal Executive Offices)  (Zip Code)

                          TODHUNTER INTERNATIONAL, INC.
                   1992 EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                   -------------------------------------------
                            (Full Title of the Plan)

                                                                Copies To:
Joseph A. Loveland, Jr., Esq., General Counsel            Michael V. Mitrione, Esq.
      Todhunter International, Inc.              Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.
     222 Lakeview Avenue, Ste. 1500                 777 South Flagler Drive, Suite 500 East
     West Palm Beach, Florida 33401                     West Palm Beach, Florida 33401
- ---------------------------------------                         (561) 655-1980
(Name and Address of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------
Title of Securities   Amount to be   Proposed Maximum              Proposed Maximum              Amount of
to be Registered      Registered     Offering Price Per Share(1)   Aggregate Offering Price(1)   Registration Fee
- -----------------------------------------------------------------------------------------------------------------
Common Stock          1,000,000 shares         $9.00                       $9,000,000                $3,103.45
- -----------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h), based upon the average of the high and low prices for the Common Stock in accordance with Rule 17 C.F.R. Section 457(h) and (c).

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Todhunter International, Inc. (the "Company") relating to an additional 1,000,000 shares of the Company's Common Stock, $.01 par value, issuable upon exercise of stock options granted to optionees pursuant to the Todhunter International, Inc. 1992 Stock Option Plan, As Amended (the "Plan") and consists of only those items required by General Instruction E to Form S-8.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to General Instruction E to Form S-8, Part I is not filed as part of this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 33-73018), filed with the Securities and Exchange Commission, are incorporated by reference into this Registration Statement.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

     Pursuant to General Instruction E to Form S-8, only the following exhibits are required.

     5.1 Opinion of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. regarding the legality of the securities being offered hereby

     23.1  Consent of McGladrey & Pullen, LLP

     23.2 Consent of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. (contained in Exhibit 5.1)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 1st day of July, 1996.

                                   TODHUNTER INTERNATIONAL, INC.


                                   By:  /s/ A. Kenneth Pincourt, Jr.
                                      ------------------------------------------
                                        A. Kenneth Pincourt, Jr.
                                        Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                                Date


/s/ A. Kenneth Pincourt, Jr.   Chairman of the Board and Chief      July 1, 1996
- -----------------------------  Executive Officer (Principal
A. Kenneth Pincourt, Jr.       Executive Officer)


/s/ Jay S. Maltby              President, Chief Operating Officer   July 1, 1996
- -----------------------------  and Director
Jay S. Maltby


/s/ Troy Edwards               Treasurer, Controller, Assistant     July 1, 1996
- -----------------------------  Secretary and Chief Financial
Troy Edwards                   Officer (Principal Financial Officer
                               and Principal Accounting Officer)


/s/ Arnold R. Beinstein        Director                             July 1, 1996
- -----------------------------
Arnold R. Beinstein


 /s/ Joseph A. Loveland, Jr.   Director                             July 1, 1996
- -----------------------------
Joseph A. Loveland, Jr.


 /s/ D. Chris Mitchell         Director                             July 1, 1996
- -----------------------------
D. Chris Mitchell


                               Director                             July 1, 1996
- -----------------------------
Leonard G. Rogers

                               Director                             July 1, 1996
- -----------------------------
W. Gregory Robertson

                                  EXHIBIT INDEX


Exhibit Number                                                       Page Number
- --------------                                                       -----------

5.1            Opinion of Gunster, Yoakley, Valdes-Fauli &                 5
               Stewart, P.A. regarding the legality of the securities being offered hereby

23.1           Consent of McGladrey & Pullen, LLP                          8

23.2           Consent of Gunster, Yoakley, Valdes-Fauli &                 5
               Stewart, P.A. (contained in Exhibit 5.1)